UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2006
CHINA MEDIA GROUP CORPORATION (Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation)	000-50431 (Commission File Number)	33-0034926 (IRS Employer Identification No.)
420 E. Pleasant Run Rd., Suite 346-186, Cedar Hill, Texas, USA (Address of principal executive offices)		75104 (Zip Code)
Registrant’s telephone number, including area code
International Debt Exchange Associates, Inc. (Former name or former address, changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followings provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On or about February13, 2006, the Registrant, China Media Group Corporation (“CMG”) entered into a Stock Purchase Agreement with Central Star Holdings Limited (“Central Star”) to place out 4,166,665 shares for US$1,250,000 to Central Star.  The placement will be made in five US$250,000 tranches with the first tranche to be made upon signing the agreement and the remaining four tranches to be paid over 4 successive 2 months periods.  The placement shares will be priced at US$0.30 per share and each share issued will have a warrant attached to buy additional 2 shares in CMG at US$0.30 per share over a one year period commencing from the Option Date.  (Option Date is defined as the earlier of i) one year from the date of the Initial Closing Date (as defined below) and ii) the date of completion of the placement of US$1.25 million.)

For the first tranche, the Company will issue 833,333 restricted common stock at a price of US$0.30 per share and issue warrants, with a one year exercisable period, for the purchase of 1,666,666 Company common shares, at the exercise price of US$0.30 per share.

For the remaining four tranches, Central Star shall purchase 3,333,332 in four equal tranches of 833,333 shares at USD250,000 for each tranche, over four successive 2 months period from the completion date of the issue of the first tranche shares (“Initial Closing Date”).  Each share issued in the remaining four tranches will have one warrant attached and, each warrant has the right to buy additional 2 shares in CMG at US$0.30 per share over a one year period commencing from the Option Date.

Central Star shall not be obligated to purchase the four remaining tranche shares unless the average closing price for the 5 days prior to the relevant period end is at least 10% above US$0.30 (“Price Limit”).  If Central Star does not purchase any of the remaining tranche shares due to the average closing price is below the Price Limit, then Central Star has the right, not the obligation, to purchase the remaining tranche shares prior to the one year anniversary of the Initial Closing Date.

The placement shares issued will be restricted securities within the meaning of Rule 144 under the Securities Act.  These shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

CMG intends to use the proceeds for investment and general working capital purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Media Group Corporation

(Registrant)

February 14, 2006

Date

/s/ Con Unerkov

Con Unerkov, President

(Signature)*

*Print name and title of the signing officer under his signature.